UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2005

DAN RIVER INC.

(Exact name of registrant as specified in its charter)

Commission file number 1-13421

GEORGIA	58-1854637
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2291 Memorial Drive Danville, Virginia	24541
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (434) 799-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership.

(1)	Identity of the court or governmental authority.

Background

As previously disclosed, on March 31, 2004, Dan River Inc. and its subsidiaries The Bibb Company LLC, Dan River International Ltd. and Dan River Factory Stores, Inc. (collectively, the “Company”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Georgia, Newnan Division (the “Bankruptcy Court”).

(2)	The date that the order confirming the plan was entered by the court or governmental authority.

The Company continued to operate its business as debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. No request was made for the appointment of a trustee or examiner. An official committee of unsecured creditors was appointed in these bankruptcy cases on April 12, 2004.

On November 29, 2004, the Bankruptcy Court approved the disclosure statement (the “Disclosure Statement”) with respect to the third amended and restated joint plan of reorganization (the “Plan”) as containing adequate information, as such term is defined in Section 1125 of Chapter 11 of the United States Bankruptcy Code, to permit the solicitation of votes from creditors on whether to accept the plan. The Bankruptcy Court authorized a balloting and solicitation process that concluded on December 28, 2004. All impaired classes entitled to vote on the Plan voted to accept the Plan. The Plan does not contemplate any recovery for holders of our equity securities, including our Class A common stock.

On January 4, 2005, the Company filed certain amendments to the Plan, which the Court found to be technical in nature and which therefore did not require re-solicitation of the Plan. On January 18, 2005, the Court ruled in response to a Company motion that the Plan, as modified by certain additional amendments to the Plan (the “Plan Modification”), should be deemed accepted by creditors who previously accepted the Plan.

Confirmation

A hearing on confirmation of the plan commenced in the Bankruptcy Court on January 4, 2005, at which time the Court considered all issues related to confirmation of the Plan with the exception of issues related to exit financing and feasibility of the Plan. The hearing was continued until January 18, 2005 to address the remaining issues related to confirmation of the Plan. On January 18, 2005, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Plan.

The Disclosure Statement was attached as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on November 30, 2004 and is incorporated herein by reference. A copy of the Bankruptcy Court’s Confirmation Order, together with the Plan as modified by the Plan Modification, is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

(3)	Summary of the material features of the Plan and, pursuant to Item 9.01 (Financial Statements and Exhibits), a copy of the Plan as confirmed.

Summary of the Plan

The following is a summary of the matters to occur pursuant to the Plan. This summary only highlights certain of the substantive provisions of the Plan and is not intended to be a complete description of, or a substitute for a full and complete reading of, the Plan. This summary is qualified in its entirety by reference to the full text of the Plan.

The Plan provides for an equitable and early distribution to creditors of the Company, preserves the value of the Company’s business as a going concern, and preserves the jobs of Company employees.

The Plan contemplates the reorganization and ongoing business operations by the Company, and the resolution of the outstanding claims against and interests in the Company pursuant to the Bankruptcy Code. The Plan classifies all claims against and interests in the Company into 11 separate classes. Holders of Prepetition Notes Claims, Substantial Unsecured Claims and General Unsecured Claims will receive a pro rata share of the Creditors’ Share of New Common Stock (each as defined in the Plan). Holders of Unsecured Convenience Claims (as defined in the Plan) will receive a one-time cash payment in satisfaction of their claims.

All of the Company’s current common stock will be cancelled and new common stock will be issued to certain of the Company’s post-emergence lenders and to its unsecured prepetition creditors. The Plan provides that current stockholders will receive no recovery. The Plan provides that unsecured priority claims, post-petition administrative expenses, and priority tax claims will be paid in full or otherwise treated in a manner so that such claims will be unimpaired by the Plan.

A brief summary of the classes, the treatment of each class, and the voting rights of each class is set forth in a table in Section I.B of the Disclosure Statement. A complete description of the treatment of each class is set forth in Article III of the Plan and Section V of the Disclosure Statement. Parties should refer to those sections for a complete description of the proposed treatment for each class.

The Plan Modification

Certain of the Company’s existing bondholders (the “Funding Bondholders”) have signed a commitment letter committing to make a $20 million secured loan to the Company as part of the Company’s exit financing (the “Note Facility”).

Pursuant to the Plan Modification, each holder of a Claim in Classes 4 through 6 (collectively, the “Eligible Holders”) will be entitled to participate in the Note Facility. To participate, the Company must receive from the Eligible Holder on or before January 31, 2005 (the “Expiration Date”): (i) an executed participation form and (ii) immediately available funds in an amount calculated in accordance with the participation form. Among other things, the Note Facility provides for the issuance of warrants to acquire an aggregate of 53.67% of the total number of shares of common stock of the Company distributed in accordance with the terms of the Plan (determined on a fully diluted basis) with an exercise price of $0.01 per share and an exercise period of five years. Each Eligible Holder who participates in the Note Facility will receive, among other things, its ratable share of the notes and warrants issued in connection with the Note Facility. Shares of common stock can be received in lieu of warrants if so elected by a participating Eligible Holder.

In connection with the commitment letter for the Note Facility, the Company is required to issue to the Funding Bondholders an aggregate number of shares of common stock equal to 13% of the total number of shares distributed in accordance with the terms of the Plan (determined on a fully diluted basis).

Conditions to Effectiveness of the Plan

The effectiveness of the Plan is subject to certain conditions: (1) the Bankruptcy Court’s confirmation order shall not have been vacated or modified, (2) all documents and agreements to be executed on the Effective Date or otherwise necessary to implement the Plan (including documents relating to the Exit Financing) shall be in form and substance that is acceptable to the Company or the Committee, in their reasonable discretion, (3) the Company shall have consummated the sale of the Engineered Products Division (the Company closed the sale of the division as of January 22, 2005),(4) the Exit Financing shall have been closed and funded, subject to its terms, and (5) any authorization, consent, regulatory approval, ruling, letter, opinion, or document that may be necessary to implement the Plan and that is required by law, regulation, or order shall have been received.

Under Section 11.3 of the Plan, each of the conditions set forth above may be waived, in whole or in part, by the Company (with the consent of the creditors committee, which shall not be unreasonably withheld) without any notice to any other parties in interest or the Bankruptcy Court and without a hearing. The payment in full in cash of all amounts owed to the DIP Lenders under the DIP Loan Facility and the inclusion in the Plan of the provisions set forth in Articles 10.3(b) and 10.6 of the Plan shall be conditions precedent to the occurrence of the effective date that may not be waived in whole or in part by the Debtors without the written consent of the DIP Lenders or an order of the Bankruptcy Court after notice and hearing.

The Company anticipates that, if all conditions to consummation of the Plan are satisfied, the effective date of the Plan will occur on or about February 10, 2005.

Forward-Looking Statements

Certain of the information contained in this document, in the Plan and in the Disclosure Statement are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements are and will be, as the case may be, subject to many important risks, uncertainties and factors relating to our operations and business environment which may cause our actual results to be materially different from any future results, express or implied, by such forward-looking statements. Important factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: our ability to continue as a going concern; our ability to operate pursuant to the terms of the DIP facility; our ability to complete exit financing on acceptable terms; our ability to obtain and maintain normal terms with vendors and service providers; our ability to maintain contracts that are critical to our operations; the potential adverse impact of the Chapter 11 cases on our liquidity or results of operations; our ability to fund and execute our business plan; our ability to attract, motivate and/or retain key executives and associates; our ability to attract and retain customers and licensors; our ability to timely dispose of certain surplus assets on acceptable terms; general weakness in the economy or at retail; our ability to formulate products and marketing schemes which maintain and enhance demand for our products at retail; financing costs; competitive pressures on pricing (particularly from importers and other lower-cost competitors); government legislation and regulation, particularly pertaining to trade regulation and policies; consumer perceptions of our products; and other risks and uncertainties listed from time to time in our reports to the United States Securities and Exchange Commission. Other factors and assumptions not identified above are also involved in the preparation of forward-looking statements, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those discussed. We assume no obligation to update our forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Similarly, the factors listed above and other factors, including the terms of the Plan, can affect the value of our various pre-petition liabilities, common stock and/or other equity securities. Accordingly, we urge that the appropriate caution be exercised with respect to existing and future investments in any of our securities.

(4)	The number of shares or other units of the registrant or its parent issued and outstanding, the number reserved for future issuance in respect of claims and interests filed and allowed under the plan, and the aggregate total of such numbers.

Equity Securities

The approximately 22,500,000 currently outstanding shares of common stock will be cancelled as of the effective date of the Plan. On the effective date of the Plan, the Company will be authorized to issue up to 40 million shares of common stock. Thereafter, shares will be distributed to creditors as the Company completes the claims reconciliation process. The Company estimates that at the conclusion of this process, approximately 30 million shares of common stock will be outstanding. These shares will include (i) the Creditors’ Share of New Common Stock, as defined in the Plan to be 10 million shares less the number of shares reserved for issuance pursuant to the new management stock incentive plan discussed below, (ii) shares of common stock, or warrants for the purchase of shares of common stock, to be issued to Term Loan Participants pursuant to the Plan as described above, and (iii) a number of shares equal to 13% of the total number of outstanding shares as of the effective date, which will be issued to the Funding bondholders in connection with their delivery of the commitment letter regarding the Note Facility. A number of shares of common stock equal to ten percent (10%) of the outstanding shares as of the effective date will be reserved for issuance as restricted stock or upon the exercise of options pursuant to a new management stock incentive plan.

(5)	Information as to the assets and liabilities of the registrant or its parent as of the date that the order confirming the plan was entered, or a date as close thereto as practicable.

Information Regarding Assets and Liabilities

Information regarding the assets and liabilities of the Company is contained in the Disclosure Statement.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

2.1	Order of the Bankruptcy Court, dated January 18, 2005, confirming the Company’s Joint Plan of Reorganization, together with such Joint Plan of Reorganization, as so confirmed.

99.1	Press release dated January 19, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAN RIVER INC. (Registrant)

Date: January 24, 2005	/s/ Harry L. Goodrich
Harry L. Goodrich
Vice President

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Order of the Bankruptcy Court, dated January 18, 2005, confirming the Company’s Joint Plan of Reorganization, together with such Joint Plan of Reorganization, as so confirmed.

99.1	Press Release dated January 19, 2005

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